Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of Chesapeake Corporation 1997 Incentive Plan of our report dated January 23, 1997, on our audit of the consolidated financial statements of Chesapeake Corporation and subsidiaries as of December 31, 1996 and 1995, and for the three years ended December 31, 1996.

Richmond, Virginia
June 27, 1997                      /s/ Coopers & Lybrand L.L.P.